Exhibit 99.1

Oncobiologics Changes Name to Outlook Therapeutics
Announces Next Steps in Executing ONS-5010 Clinical and Regulatory Strategy

•	Company changes name to Outlook Therapeutics, Inc.; ticker symbol to “OTLK”
•	Jeff Evanson joins team as Chief Commercial Officer
•	Terry Dagnon joins team as Chief Operating Officer
•	Closed second tranche of private placement for additional $4.0 million from BioLexis

CRANBURY, N.J., December 3, 2018 – Oncobiologics, Inc. (NASDAQ:ONS) (the “Company”) today announced several key corporate events that enhance the Company’s ability to advance the development of its lead product candidate, ONS-5010, a proprietary ophthalmic bevacizumab product candidate for the treatment of wet age related macular degeneration (wet AMD). These events are in conjunction with the recent disclosure of new details of the ONS-5010 program and the initiation of the first human clinical study, which the Company announced in November 2018.

The Company has changed its name from Oncobiologics, Inc. to Outlook Therapeutics, Inc., effective immediately. The Company will continue to be listed on the Nasdaq Capital Market and its common stock and Series A warrants will begin trading under the ticker symbols “OTLK” and “OTLKW,” respectively, beginning on Tuesday, December 4, 2018.

No action is required by stockholders with respect to the name change. The Company's common stock has been assigned a new CUSIP number of 69012T 107 and its Series A warrants have been assigned a new CUSIP number of 69012T 115 in connection with the name change. Outstanding securities are not affected by the name change and will not need to be exchanged.

“We believe the timing of this corporate rebranding effectively signals the significance of the recent strategic shift in the business and the high value opportunity we are pursuing in the anti-VEGF ophthalmic market,” said Lawrence A. Kenyon, President, Chief Executive Officer and Chief Financial Officer. “The progress we have made throughout 2018 in advancing the ONS-5010 program has brought us to this exciting new stage in the Company’s history. The path ahead is clear and we look forward to providing further updates as we execute upon our strategy.”

Two Additions to Executive Leadership Team

The Company announced two additions to its executive leadership team with the appointments of Jeff Evanson as Chief Commercial Officer and Terry Dagnon as Chief Operating Officer.

“Jeff and Terry are welcome additions to the team as they are both highly respected ophthalmic industry veterans and bring extensive drug development expertise to our leadership team,” said Mr. Kenyon. “Jeff has an exceptional commercial track record in the ophthalmic space and brings valuable experience and deep know-how in product launches and marketing. Terry is a highly skilled expert in the regulatory field and his extensive experience in strategic drug development will be valuable for moving ONS-5010 through advanced clinical development and into commercialization. In addition, they have been key advisors on the ONS-5010 program to date and we expect them to be integral to the success of the asset as we move forward,” stated Mr. Kenyon.

"Joining Outlook Therapeutics is a tremendous opportunity,” said Jeff Evanson, newly appointed Chief Commercial Officer. “I am enthusiastic about the commercial prospects for ONS-5010 and its potential to address a need for all patients suffering from wet AMD and other retinal diseases requiring anti-VEGF treatments. I look forward to working with Larry and the team at Outlook Therapeutics in leading the efforts to bring ONS-5010 to market and contributing to the Company’s success."

Jeff Evanson joins the Company with more than 25 years of commercial expertise, most notably with Novartis (Alcon) where he was the Vice President and Global Commercial Head of the Pharmaceutical Franchise between 2010 and 2014 where he was responsible for all aspects of strategy, portfolio (both internal and external opportunities), global brands, launches and campaigns. Prior to Novartis, Mr. Evanson spent 10 years at Medtronic in a variety of pre-commercialization and post-commercialization roles. Most recently, Mr. Evanson led Scott Three Consulting, LLC as Founder and President since April of 2018 and previously was a Managing Director in the Life Science Practice of Navigant. He received his MBA from the University of Minnesota (2001) and a BA in Chemistry from the University of St. Thomas in St. Paul Minnesota (1991). He serves on the Board of Directors of Children’s HeartLink and was formerly a two-term Board Member of Gillette Children’s Hospital in St. Paul, Minnesota, from 2008 to 2014.

Terry Dagnon has more than 20 years of regulatory experience with domestic and global investigational and marketing approvals in the pharmaceutical and medical device industries. He is also experienced in quality and compliance and working with R&D, marketing, sales, legal, and manufacturing, quality and supply chain organizations. Most recently, Mr. Dagnon was Senior Vice President of Operations at Dohmen Life Science Services (DLSS), where he worked with companies to mitigate their compliance risk, ensure quality, and achieve FDA approval for pharmaceutical, biologics, and medical device products. Mr. Dagnon began his career in the pharmaceutical industry as the Regulatory Affairs Manager for Physician Reliance Network Inc. (now known as U.S. Oncology). He continued his regulatory affairs career at Johnson & Johnson Medical Inc. with global regulatory responsibility for the Wound Care, Skin Care and Tissue Engineering franchises. He then served as the North America Head of Regulatory Affairs at Alcon a Novartis company prior to joining DLSS in March 2014. Prior to a career in the medical industry, Mr. Dagnon served 11 years on active duty with the United States Army and was a SFC/E-7 Special Forces Green Beret 18D Senior Non-Commissioned Officer. Mr. Dagnon serves on the Board of Directors of the Colorado Bioscience Association.

Private Placement Proceeds

The Company announced today that it closed on the second tranche (of four) of its $20.0 million private placement of common stock to BioLexis Pte. Limited (BioLexis), the Company’s strategic business partner and largest investor, receiving $4.0 million of cash proceeds in exchange for the issuance of 4,288,624 shares of common stock at $0.9327 per share. The Company has received $12.0 million to date from the sale of its common stock to BioLexis under this private placement, which was previously announced on November 6, 2018. The remaining $8.0 million will be funded in two equal tranches on each of January 3, 2019 and February 1, 2019, subject to achieving certain funding milestones as set forth in the purchase agreement. The Company intends to use the net proceeds from the private placement primarily for clinical trials for its lead product candidate, ONS-5010, and for working capital and general corporate purposes, including agreed repayments on its senior secured notes.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioLexis Pte. Limited

BioLexis is a Singapore based joint-venture between Tenshi Life Sciences Private Limited, and GMS Holdings, a private investment company headquartered in Amman, Jordan owning a portfolio of diversified businesses globally. Together with Strides Shasun and Tenshi Life Sciences, GMS Holdings is a strategic investor in Stelis Biopharma.

About Outlook Therapeutics, Inc.

Outlook Therapeutics is a clinical-stage biopharmaceutical company focused on developing its lead clinical program, ONS-5010, a proprietary ophthalmic bevacizumab product candidate for the treatment of wet age related macular degeneration (wet AMD). ONS-5010 is currently in its first clinical trial, which is being conducted outside of the U.S. and is designed to serve as the first of two adequate and well controlled studies for wet AMD. For more information, please visit www.outlooktherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the Company’s planned clinical trials for ONS-5010, the ability to successfully conduct such clinical trials, and plans for seeking regulatory approval for ONS-5010, and achieve the necessary milestones to obtain the committed funding from BioLexis. Although the Company believes that it has a reasonable basis for forward-looking statements contained herein, they are based on current expectations about future events affecting the Company and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. These risk factors include those risks associated with developing pharmaceutical product candidates, risks of conducting clinical trials, and risks in obtaining necessary regulatory approvals, as well as those risks detailed in the Company’s filings with the Securities and Exchange Commission. These risks may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:
Outlook Therapeutics:
Lawrence A. Kenyon
LawrenceKenyon@outlooktherapeutics.com

Media & Investors:
Jeremy Feffer
Managing Director
LifeSci Advisors, LLC
T: 212.915.2568
jeremy@lifesciadvisors.com